Exhibit 10.1
ASSIGNMENT OF LOANS, LIENS
AND LOAN DOCUMENTS
     THIS ASSIGNMENT OF LOANS, LIENS AND LOAN DOCUMENTS (this “Agreement”) dated as of February 9, 2007 by and among LAURUS MASTER FUND, LTD, a Cayman Islands company (“Assignor”), MASS FINANCIAL CORP., a Barbados company (“Assignee”), Stonepath Group, Inc., a Delaware corporation (“Stonepath”), and the other entities appearing on the signatures pages hereof.
BACKGROUND
     Stonepath, Stonepath Logistics Domestic Services, Inc., a Minnesota corporation (“SLDS”), Stonepath Offshore Holdings, Inc., a Delaware corporation (“SLOS”), Stonepath Logistics Government Services, Inc., a Virginia corporation (“SLGS”), Stonepath Logistics International Services, Inc., a Delaware corporation (“SLIS”), M.G.R., Inc., a Minnesota corporation (“MGR”), Distribution Services, Inc., a Minnesota corporation (“DSI”), United American Acquisitions and Management, Inc., a Michigan corporation (“United”) (Stonepath, SLDS, SLOS, SLGS, SLIS, MGR, DSI and United, each a “Borrower” and, collectively, the “Borrowers”), and Assignor are parties to a Security Agreement dated as of August 31, 2005 (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”). Borrowers and certain subsidiaries are indebted to Assignor pursuant to (a) the Security Agreement and (b) the notes, guarantees, agreements, instruments and documents set forth on Schedule A attached hereto (together with the Security Agreement, as each may be amended, restated modified and/or supplemented from time to time, collectively, the “Loan Documents”).
     Assignor has agreed to sell and assign all of its respective right, title, and interest in and to the Loans (as defined in the Security Agreement) and the Loan Documents to Assignee and Assignee has agreed to purchase the Loans and the Loan Documents from Assignor on the terms and conditions herein contained.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Security Agreement.
     2. Assignment and Assumption.
          (a) As of the Effective Date (as defined in Section 6 of this Agreement), Assignor hereby TRANSFERS, ASSIGNS, SELLS, GRANTS and CONVEYS, WITHOUT RECOURSE, REPRESENTATION OR WARRANTY OF ANY NATURE WHATSOEVER (except as expressly set forth in Section 4(a) of this Agreement) unto Assignee all of Assignor’s right, title, and interest in and to the Loans and the Loan Documents, together with all attendant liens, rights, claims, title, assignments and interests (including security interests), pertaining to or arising from the Loan Documents (the “Assigned Rights”).

          (b) As of the Effective Date, Assignee hereby PURCHASES all of the Assigned Rights and ASSUMES all of Assignor’s obligations under and with respect to the Loans and the Loan Documents as of the Effective Date (including, without limitation, all of Assignor’s commitments expressed in the Loan Documents, if any, and the obligations owing to Assignor thereunder). It is expressly understood, and Assignor, the Borrowers and the Guarantors agree that Assignee assumes no obligations that are not expressly stated within the Loan Documents, provided, however, that Assignee has agreed to waive (i) any provision in the Loan Documents calling for a prepayment penalty and (ii) any provision of Section 2(b) of the Minimum Borrowing Note Registration Rights Agreement to the extent that it requires the Borrowers to pay liquidated damages upon an “Event” as described therein.
          (c) Assignor, Borrowers and Guarantors hereby agree that the aggregate outstanding principal amount of the Loans as of the commencement of business on February 9, 2007 together with interest accrued through 5:00 p.m. (New York time) on February 9, 2007, due from Borrowers to Assignor in accordance with the terms of the Loan Documents is $3,688,163.00.
     3. Payment of Purchase Price. In consideration for the Assigned Rights, Assignee shall on the Effective Date pay to Assignor an amount equal to $3,688,163.00 (the “Purchase Price”). The Purchase Price shall be paid by wire transfer to Assignor of immediately available funds in the lawful currency of the United States of America in accordance with Assignor’s wire transfer instructions set forth on the signature page hereto. If the Purchase Price is not received by Assignor by 5:00 p.m. (New York time) on February 9, 2007, the Purchase Price shall be adjusted by Laurus to reflect any change in the balance of the Loans.
     4. Representations and Warranties of Assignor.
          (a) Assignor represents and warrants that (i) upon the assignment hereby, the Assigned Rights are free and clear of any lien or encumbrance created by Assignor; (ii) this Agreement has been duly authorized, executed and delivered by Assignor, and is the legal, valid and binding obligation of Assignor enforceable in accordance with its terms; (iii) it has title to the Assigned Rights, (iv) it has not previously assigned, sold, sold a participation interest in, hypothecated or otherwise transferred any interest that it had or may have in the Assigned Rights or the Loan Documents, (v) no Loan Document has been modified or amended in any manner, (vi) Assignor has performed each obligation required to be performed by it under any Loan Document, (vii) it has not declared in writing the occurrence of any Default or Event of Default, (viii) no sweep is conducted to any account of Assignor except for sweeps from accounts maintained with KeyBank National Association (“KeyBank”) and (ix) no documents have been entered into by Assignor in connection with the Security Agreement other than the documents listed on Schedule A and the documents reflected on the closing checklist delivered by Assignor to Assignee (the “August 2005 Checklist”). Borrowers and Guarantors agree that the waiver by Assignor contained in the immediately preceding sentence shall be without prejudice to the right of Assignee to declare an Event of Default upon its determination that any breach has occurred, including one previously waived by Assignor, other than a default arising from the interpleader action involving Home Depot in the U.S. District Court for the Southern District of Indiana, provided that Borrowers shall have provided to Assignee a complete copy of the docket for such case for Assignee’s evaluation within five business days following the Effective Date.

          (b) Assignor represents and warrants that it is an accredited investor within the meaning of Regulation D under the Securities Act.
          (c) Assignor makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made by any Borrower or any Person guaranteeing the Loans (each a “Guarantor” and collectively, “Guarantors”) in or in connection with the Security Agreement, any other Loan Document or any other agreement, instrument or document furnished pursuant thereto, (ii) the legality, validity, enforceability, genuineness, sufficiency or value of the Security Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or any liens granted by any such Loan Document; (iii) except as expressly set forth in Section 4(a) above, the occurrence or existence of any Default or Event of Default under the Security Agreement or any other Loan Document; or (iv) the financial condition of any Borrower, any Guarantor or any other obligor or the performance or observance by any Borrower, any Guarantor or any other obligor of any of its obligations under any Loan Document or any other agreement, instrument or document furnished pursuant thereto.
          (d) Assignee hereby acknowledges that it is taking the Loan Documents as is, without recourse to Assignor, without the benefit of any representations or warranties from Assignor, except as expressly stated in Section 4(a) above.
          (e) Assignee represents and warrants that this Agreement has been duly authorized, executed and delivered by it, and is the legal, valid and binding obligation of the Assignee enforceable in accordance with its terms.
     5. Representations, Warranties and Agreements of Borrowers and Guarantors.
          (a) As of the Effective Date, Borrowers and Guarantors jointly and severally represent and warrant as follows: (a) each and every representation and warranty of any Borrower or Guarantor contained in the Security Agreement (including all schedules attached thereto) or in any other Loan Document is hereby repeated on the Effective Date, and is true, correct and complete except as otherwise set forth in the Schedule B attached hereto; (b) no Borrower and no Guarantor has any claim or defense against Assignor that would or might affect (i) the validity or enforceability of any provisions of the Loan Documents, (ii) the collectibility of any sums owing by any Borrower or Guarantor, (iii) result in a right of offset against Assignee; (c) on the close of the Business Day immediately preceding the Effective Date, accounts receivable owing by customers of Borrowers and Guarantors and not more than ninety (90) days past due are not less than $6,574,000; (d) this Agreement has been duly authorized, executed and delivered by each Borrower and Guarantor, and is the legal, valid and binding obligation of such Borrower or Guarantor enforceable in accordance with its terms; (e) any corporate action required in order to authorize any Borrower or any Guarantor to enter into this transaction has been duly taken; (f) no documents have been entered into by any Borrower or Guarantor in connection with the Loans other than the Security Agreement and the documents listed on Schedule A and the documents reflected on the August 2005 Checklist; (g) no Loan Document has been modified or amended in any manner prior to the Effective Date; and (h) no Default or Event of Default has occurred and is continuing.

          (b) Each of the Borrowers and Guarantors agrees that the re-issuance of the Secured Convertible Minimum Borrowing Note and the Secured Revolving Note does not constitute a repayment and re-borrowing of the funds evidenced by such note and does not in any manner whatsoever effect the validity or enforceability of any Loan Documents.
     6. Effective Date; Conditions Precedent. This Agreement shall become effective as of the date on which all of the following conditions have been fulfilled (the “Effective Date”):
          (a) Each Borrower, each Guarantor, Assignor and Assignee shall each have executed and delivered counterparts of this Agreement to one another.
          (b) Assignor shall have received payment in full of the Purchase Price.
          (c) Assignor shall have received confirmation from Assignee that Borrowers and Guarantors shall have delivered to Assignee the following: originals of the re-issued Secured Convertible Minimum Borrowing Note, the re-issued Secured Revolving Note, a certified copy of any evidence of corporate action by Borrowers and Guarantors that Assignee in its discretion requests, a fully executed copy of the side-letter dated February 6, 2007 between Assignor and Stonepath as company agent and a true copy of the opinion letter from Buchanan Ingersoll PC rendered in connection with the August 31, 2005 loan transaction.
          (d) Assignor shall have caused Loeb & Loeb to deliver an executed Loeb & Loeb’s Undertaking letter with respect to the documents described in Section 7 below.
     7. Conditions Subsequent. Within 24 hours following the Effective Date, Assignor shall cause to be delivered to Assignee the original Secured Convertible Minimum Borrowing Note marked “replaced”, the original Secured Revolving Note marked “replaced”, the original stock certificates listed on Schedule C hereto together with the related stock powers executed in blank and a notice to KeyBank (the “KeyBank Notice”) advising KeyBank that the Third Party Lockbox Agreement identified on Schedule A has been assigned by Assignor to Assignee and directing KeyBank to cease any daily sweep to a Laurus account, but instead to accept the instructions of Assignee with respect to disposition of funds in such account. On the Effective Date, Assignor shall cause to be delivered to KeyBank a copy of the KeyBank Notice with the original to follow within 24 hours following the Effective Date.
     8. Other Obligations. As of the Effective Date (a) Assignee shall be a party to the Loan Documents and, to the extent provided herein, shall have the rights and obligations under the Security Agreement of Assignor thereunder and (b) Assignor shall and hereby does assign to Assignee all of its rights, under the Security Agreement and the other Loan Documents. Following the Effective Date, in the event that Assignor receives any sum in connection with the Loans, Assignor shall promptly remit to Assignee such sum according to the wire transfer instructions appearing below the Assignee’s signature block below, or in such other manner as Assignee may from time to time request.
     9. Further Assurances. Assignor, Borrowers and Guarantors each agree to execute and deliver all such further documents, to do or cause to be done all such further acts and things, and to obtain all consents reasonably requested by Assignee, in order to effect the transactions contemplated by this Agreement and to otherwise grant to the Assignee the intended benefit of this Agreement. Such actions include without limitation (a) filing of assignments sufficient to transfer Assignor’s security interest filed with the United States Patent and Trademark Office to Assignee, (b) instructing depositary banks to accept the instructions of Assignee with respect to disbursements from bank accounts, (c) effecting the transfers or re-issuances of the Secured Convertible Minimum Borrowing Note and the Secured Revolving Note, (d) notifying Honk Kong League Central Credit Union of the transfer effected by this Agreement and (e) delivering any documents necessary to effect the transactions contemplated by this Agreement and to otherwise grant to Assignee the intended benefit of this Agreement, the delivery of which Assignee expressly waives on the Effective Date. Assignor, Borrowers and Guarantors hereby authorize Assignee to file assignments of those UCC financing statements currently naming Assignor as secured party and Borrowers and/or Guarantors as debtors so long as Assignor shall have approved the form thereof.
     10. Indemnities. For and in consideration of Assignor’s agreements contained herein, each Borrower and Assignee jointly and severally hereby indemnify Assignor from, and hold Assignor harmless against, all losses, liabilities, charges, expenses and fees (i) which Assignor may incur as a result of any non-payment, claim or refund or charge back of any checks or other items which have been credited by Assignor to Borrowers’ account with Assignor, together with all expenses and other charges incident thereto, (ii) de minimis charges which Assignor may have incurred or may now or hereafter incur in connection with the transactions contemplated by this letter which have not as yet been reflected in Borrowers’ account which any Borrower is, or may be, required to bear pursuant to the Security Agreement, and (iii) which Assignor may incur as a result of errors in calculation of any amounts due Assignor by any Borrower.
     11. Consent to Assignment. Each Borrower and each Guarantor and their respective officers, directors, employees, representatives, agents, executors, heirs, administrators, successors and assigns (each Borrower, each Guarantor and each such other party, collectively, the “Releasing Parties”) consents to this Assignment and agrees to be bound by its terms and conditions to the extent applicable to it. Each Releasing Party represents and warrants to Assignee that there are no defenses, offsets or counterclaims to any such party’s obligations under any of the Loan Documents. For and in consideration of Assignor’s agreements contained herein the Releasing Parties hereby release Assignor and each of its officers, directors, representatives, employees, agents, attorneys-in-fact, affiliates and successors and assigns (collectively, the “Assignor Parties”) from any and all claims, demands, agreements, actions, expenses, damages, judgments, liabilities and obligations which any of the Releasing Parties has or ever had against any of the Assignor Parties pursuant to the Loan Documents or any of the transactions relating thereto and hereby agrees to indemnify the Assignor Parties from, and hold the Assignor Parties harmless against the same. For and consideration of Assignee’s agreements contained herein the Releasing Parties hereby release Assignee and each of its officers, directors, representatives, employees, agents, attorneys-in-fact, affiliates and successors and assigns (collectively, the “Assignee Parties”) from any and all claims, demands, agreements, actions, expenses, damages, judgments, liabilities and obligations which any of the Releasing Parties has or ever had arising in connection with the Loan Documents or any of the transactions relating thereto and hereby agrees to indemnify the Assignee Parties from, and hold the Assignee Parties harmless against, the same. If any Borrower or Guarantor has or ever had any claim against Assignor for any act or unperformed obligation under the Loan Documents or otherwise, the

Borrowers’ and Guarantors’ remedies are solely against Assignor and Assignee is hereby released from any such liability.
     12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
     13. WAIVER OF JURY TRIAL. EACH OF ASSIGNOR, ASSIGNEE, EACH BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
     14. Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Any signature delivered by facsimile transmission shall be deemed an original signature hereto.
[Signatures appear on the following page.]

     IN WITNESS WHEREOF, this Assignment of Loans, Liens and Loan Documents has been executed by the parties hereto on the date first written above.

ASSIGNOR:		ASSIGNEE:

LAURUS MASTER FUND, LTD.		MASS FINANCIAL CORP.

By:	/s/ Eugene Grin	By:	/s/ James M. Carter

Name:	Eugene Grin	Name:	James M. Carter

Title:	Director	Title:	Vice President

Wire Transfer Instructions:		Wire Transfer Instructions:

Bank:	North Forth Bank	Bank:	HSBC Bank USA
	404 Fifth Avenue		One HSBC Center
	New York, NY 10018		Buffalo, NY 14203
ABA #:	021407912	ABA #:	021001088
Account Name:	Laurus Master Fund P&I	Swift Code:	MRMDUS33
Acct. #:	2704048053	Acct. #:	000050881
For the Credit of:	STG Payoff
For further credit to:

		Bank:	HSBC Bank Canada
885 West Georgia Street
Vancouver, BC
CANADA V6C 3G1
		Account Name:	Clark Wilson LLP
		US Trust Acct #:	491689-002
		Transit No.:	10020
		Bank Code:	16
		Swift No.:	HKBCCATT
		Re:	Mass Financial Corp. and
File No. 27894-0001/VZH
[Signature Page to Assignment of Loans, Liens and Loan Documents]

ACKNOWLEDGED AND AGREED BY:
STONEPATH GROUP, INC.

By:	/s/ Robert Arovas
Name:	Robert Arovas
Title:	Chief Executive Officer

STONEPATH LOGISTICS DOMESTIC SERVICES, INC.

By:	/s/ Robert Arovas
Name:	Robert Arovas
Title:	President

STONEPATH OFFSHORE HOLDINGS, INC.

By:	/s/ Robert Arovas
Name:	Robert Arovas
Title:	President

STONEPATH LOGISTICS GOVERNMENT SERVICES, INC.

By:	/s/ Robert Arovas
Name:	Robert Arovas
Title:	President

STONEPATH LOGISTICS INTERNATIONAL SERVICES, INC.,
a Delaware corporation

By:	/s/ Robert Arovas
Name:	Robert Arovas
Title:	President

UNITED AMERICAN ACQUISITIONS
AND MANAGEMENT, INC.

By:	/s/ Robert Arovas
Name:	Robert Arovas
Title:	President

M.G.R., INC.

By:	/s/ Robert Arovas
Name:	Robert Arovas
Title:	President

[Signature Page to Assignment of Loans, Liens and Loan Documents]

DISTRIBUTION SERVICES, INC.

By:	/s/ Robert Arovas
Name:	Robert Arovas
Title:	President

CONTRACT AIR, INC.

By:	/s/ Robert Arovas
Name:	Robert Arovas
Title:	President

STONEPATH OPERATIONS, INC.

By:	/s/ Robert Arovas
Name:	Robert Arovas
Title:	President

NET VALUE, INC.

By:	/s/ Robert Arovas
Name:	Robert Arovas
Title:	President

CD TRANSFER TECHNOLOGY, LLC

By:	/s/ Robert Arovas
Name:	Robert Arovas
Title:	President

AIR PLUS LIMITED DE PUERTO RICO, INC.

By:	/s/ Robert Arovas
Name:	Robert Arovas
Title:	President

[Signature Page to Assignment of Loans, Liens and Loan Documents]

SCHEDULE A
Loan Documents
1. Secured Revolving Note dated as of August 31, 2005 made by Borrowers in favor of Laurus in the original principal amount of $25,000,000.
2. Secured Convertible Minimum Borrowing Note dated as of August 31, 2005 (the “Minimum Borrowing Note”) made by Borrowers in favor of Laurus in the original principal amount of $10,000,000.
3. Registration Rights Agreement dated as of August 31, 2005 (the “RRA”) by and between Stonepath and Laurus but solely to the extent the RRA relates to the Minimum Borrowing Note.
4. Subsidiary Guaranty dated as of August 31, 2005 executed by each Guarantor in favor of Laurus.
5. Guarantor Security Agreement dated as of August 31, 2005 executed by each Guarantor in favor of Laurus.
6. Stock Pledge Agreement dated as of August 31, 2005 by and among Stonepath, SLIS, MGR, Stonepath Logistics International Services, Inc., a Washington corporation, and Laurus.
7. Member Pledge Agreement dated as of August 31, 2005 by and between Stonepath and Laurus.
8. Intellectual Property Security Agreement dated as of August 31, 2005 by and among Borrowers, Guarantors and Laurus.
9. Subordination Agreement dated as of August 31, 2005 executed by Hong Kong League Central Credit Union in favor of Laurus.
10. Any UCC financing statements filed by Laurus in connection with the Loan Documents naming any Borrower or Guarantor as a debtor.
11. 3rd Party Lockbox Agreement made by Borrowers, Guarantors, Assignor and KeyBank National Association dated as of September 12, 2005.
12. The overadvance side letter among Borrowers, Guarantors and Assignor dated April 4, 2006.
13. The overadvance side letter among Borrowers, Guarantors and Assignor dated October 19, 2006.

SCHEDULE C
Original Stock Certificates Delivered by Assignor

			Stock
		Class of	Certificate		Number of
Shareholder	Issuer	Stock	Number	Par Value	Shares
	Stonepath Logistics
	Domestic Services, Inc.
Stonepath Group, Inc.	(f/k/a Stonepath	Common	1	$.001	100
	Logistics, Inc.)

Stonepath Group, Inc.	Stonepath Logistics
	International Services, Inc.	Common	1	$.001	100

Stonepath Group, Inc.	Stonepath
	Operations, Inc.	Common	1	$.001	100

Stonepath Group, Inc.	Stonepath Offshore
	Holdings, Inc.	Common	1	$.001	100

Stonepath Group, Inc.	Net Value, Inc.	Common	C-1	$ .01	100

Stonepath Logistics Domestic Services, Inc.	M.G.R., Inc.	Common	C-1	No Par Value	17,700

Stonepath Logistics Domestic Services, Inc.	Distribution Services, Inc.	Common	C-1	No Par Value	10,000

Stonepath Logistics Domestic Services, Inc.	Contract Air, Inc.	Common	C-1	No Par Value	17,700

Stonepath Logistics	United American
Domestic Services, Inc.	Acquisitions and	Common	2	$1.00	7,500
	Management, Inc.

Stonepath Logistics	Stonepath Logistics
Domestic Services, Inc.	Government Services,
	Inc.(f/k/a Transport	Common	3	$1.00	100
	Specialists, Inc.)